EXHIBIT 16.1


November 1, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Plus Solutions, Inc. dated November 1, 2001.

Yours truly,

DELOITTE & TOUCHE LLP